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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
New Ceridian Corporation

    We consent to the use of our report dated August 25, 2000, on the balance sheet of New Ceridian Corporation as of August 8, 2000 incorporated herein by reference.

                      /s/ KPMG LLP

Minneapolis, MN
March 9, 2001

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CONSENT OF INDEPENDENT AUDITORS